UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 9, 2012

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

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Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway, Suite 200 Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)

(630) 541-1540
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 9, 2012, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Dover Corporation (the “Company”), the independent directors of the Board took the following actions with respect to the Company’s Chief Executive Officer. At its meeting on February 8 – 9, 2012, the Committee took the following actions with respect to the Company’s Chief Financial Officer and the other current executive officers of the Company who were named executive officers in the Company’s 2011 proxy statement.

    (a)    Annual Bonus Awards

    The Committee and independent directors, as applicable, awarded the following annual cash bonuses for the year 2011.

Officer	2011 Bonus ($)
Robert Livingston	$1,525,000
Brad Cerepak	972,000
Thomas Giacomini	1,150,000
William Spurgeon	935,000

    The bonuses were awarded under the Company’s annual bonus plan based on the percentage achievement of earnings and personal objectives goals set in the first quarter of 2011.

    (b)    Cash Performance Program Payouts

    The Committee and independent directors, as applicable, awarded the following payments under the Cash Performance Program:

Officer	Payment ($)
Robert Livingston	$479,779
Brad Cerepak	N/A	(1)
Thomas Giacomini	0
William Spurgeon	1,276,000

(1) Mr. Cerepak joined the Company after cash performance program awards were granted in 2009.

    These payments were made under the cash performance program awards granted in February 2009 for the three-year performance period of 2009-2011 compared to the base year of 2008.  The awards were made under the Company’s long-term incentive compensation plan, the 2005 Equity and Cash Incentive plan (the “2005 Plan”).  Payout of the 2009 cash performance awards for the officers listed above were based on the internal total shareholder return achieved by the participants’ business unit over the performance period.

    (c)    Performance Share Payouts

    The Committee and independent directors, as applicable, awarded the following payouts of performance share grants made in 2009 that gave the recipients a contingent right to receive shares of common stock based on the Company’s total shareholder return (“TSR”) over the three-year performance period 2009-2011 relative to the TSR of the companies in the Company’s peer group for the same period.

Officer	Number of Shares Issued (#)
Robert Livingston	14,271
Brad Cerepak	N/A	(1)
Thomas Giacomini	3,198
William Spurgeon	4,934

(1) Mr. Cerepak joined the Company after performance share awards were granted in 2009.

    (d)    Long-Term Incentive Compensation Grants

    The Committee and independent directors, as applicable, made the following long-term incentive compensation grants under the Company’s 2005 Plan.

Officer	Cash Performance Program Target ($)	Stock Appreciation Rights (#)	Performance Shares (#)
Robert Livingston	$1,200,000	220,251	18,354
Brad Cerepak	375,000	42,062	2,868
Thomas Giacomini	400,000	27,531	2,294
William Spurgeon	400,000	27,531	2,294

            The stock appreciation rights (“SSARs”) listed above have a base price of $65.38, the closing price of the Company’s common stock on the date of grant.  They become exercisable on February 9, 2015 and have a ten year term.  The SSARs will be settled only in Company stock.

   The cash performance awards and performance share awards each have a three-year performance period of 2012-2014 compared to the base year 2011.  The payout, if any, of the cash performance award will be based on the internal total shareholder return achieved by the participant’s business unit for the performance period.  The payout, if any, of the performance shares will depend on the Company’s TSR over the performance period relative to the TSR of the companies in the Company’s peer group for the same period.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER CORPORATION

Date: February 15, 2012	By:	/s/ Joseph W. Schmidt
	Name:	Joseph W. Schmidt
	Title:	Senior Vice President, General Counsel & Secretary